June 5, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Vista Gold Corp. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Vista Gold Corp. dated May 31, 2012. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

(signed) PricewaterhouseCoopers LLP

Chartered Accountants

PricewaterhouseCoopers LLP, Chartered Accountants
PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca